                                   CONDUCTUS, INC.
                           NOTICE OF GRANT OF STOCK OPTION


Notice is hereby given of the following option grant (the "Option") to purchase shares of the Common Stock of Conductus, Inc. (the "Corporation"):

OPTIONEE:                  Martin A. Kaplan
STOCK GRANT NUMBER:        OP00340
GRANT DATE:                November 12, 1997
VESTING COMMENCEMENT DATE: 7/1/96
EXERCISE PRICE:            $6.50 per share
NUMBER OF OPTION SHARES:   15,000 shares
EXPIRATION DATE:           7/1/06
TYPE OF OPTION:            Non-Statutory Stock Option
DATE EXERCISABLE:          Immediately Exercisable

VESTING SCHEDULE: The Option Shares shall be unvested and subject to repurchase by the Corporation at the Exercise Price paid per share. Optionee shall acquire a vested interest in, and the Corporation's repurchase right will accordingly lapse with respect to, (i) twenty percent (20%) of the Option Shares upon Optionee's completion of one (1) year of Board service measured from the Vesting Commencement Date and (ii) the balance of the Option Shares in successive equal monthly installments upon Optionee's completion of each of the next forty-eight
(48) months of Board service measured from and after the first anniversary of the Grant Date. In no event shall any additional Option Shares vest after Optionee's cessation of Board service.

Optionee agrees to be bound by the terms and conditions of the Optin as set forth in the Stock Option Agreement attached hereto as Exhibit A. Optionee also acknowledges receipt of a copy of the official prospectus attached hereto as Exhibit B.

REPURCHASE RIGHT. OPTIONEE HEREBY AGREES THAT ALL OPTION SHARES ACQUIRED UPON THE EXERCISE OF THE OPTION SHALL BE SUBJECT TO A REPURCHASE RIGHT EXERCISABLE BY THE CORPORATION AND ITS ASSIGNS. THE TERMS OF SUCH RIGHT SHALL BE SPECIFIED IN A STOCK PURCHASE AGREEMENT, IN FORM AND SUBSTANCE SATISFACTORY TO THE CORPORATION, EXECUTED BY OPTIONEE AT THE TIME OF THE OPTION

EXERCISE.

         NO IMPAIRMENT OF RIGHTS.  Nothing in this Notice or the attached
Stock Option Agreement shall interfere with or otherwise restrict in any way the rights of the Corporation and the Corporation's stockholders to remove Optionee from the Board at any time in accordance with the provisions of applicable law.

         DEFINITIONS. All capitalized terms in this Notice shall have the meaning assigned to them in this Notice or in the attached Stock Option Agreement.

November 12, 1997
    Date


                                  CONDUCTUS, INC.


                                  By:    ______________________________________

                                  Title: ______________________________________



                                  _____________________________________________
                                  MARTIN A. KAPLAN

                                  Address: ____________________________________

                                  _____________________________________________


ATTACHMENTS
Exhibit A - Stock Option Agreement
Exhibit B - Prospectus

                                                                      EXHIBIT A
                                   CONDUCTUS, INC.
                                STOCK OPTION AGREEMENT

                                      WITNESSETH

RECITALS

     A. On January 23, 1995, Conductus, Inc. (the "Corporation") established an Automatic Option Grant Program under its 1992 Stock Option/Stock Issuance Plan for the purpose of attracting and retaining qualified directors and provide equity incentives that align thier interests with those of the stockholders.

     B. Under the Automatic Option Grant Program, non-employee Directors of the Corporation ("Outside Directors") receive an initial grant of an option to purchase 15,000 shares of common stock of the Corporation ("Common Stock") at 100% of the fair market value of the stock on the date they first become a Director, plus annual grants of 3,000 shares of Commomn Stock.

     C. Optionee joined the Board on July 1, 1996 and received an option for 15,000 shares of Common Stock with an exercise price of $11.25 per share.

     D. Outside Directors who received an option grant on January 23, 1995, when the Automatic Option Grant Program was established, have an the option exercise price was $4.9375. The highest exercise price for initial options under the Automatic Option Grant Program, other than Optionee's, through October 24, 1997 was $6.563.

     E. Optionee's initial Option Grant lacks parity with those of other Outside Directors who joined the Board either before or after Optionee.

     F. The Board of Directors, Optionee abstaining, has, therefore approved the option as a replacement for the Automatic Option Grant previously awarded Optionee.


          NOW, THEREFORE, it is hereby agreed as follows:

          1. SURRENDER OF OPTION Concurrently with the acceptance of this Stock Option agreement, Optionee surrenders all rights under Stock Option Grant N0340 dated July 1, 1996.

          2. GRANT OF OPTION. The Corporation hereby grants to Optionee, as of the Grant Date, a Non-Statutory Option to purchase up to the number of Option Shares specified in the Grant Notice. The Option Shares shall be purchasable from time to time during the option term specified in Paragraph 2 at the Exercise Price.

          3. OPTION TERM. This option shall have a term of ten (10) years measured from the Vesting Commencement Date and shall accordingly expire at the close of business on the Expiration Date, unless sooner terminated in accordance with Paragraph 5, 6 or 7.

          4. LIMITED TRANSFERABILITY. This option, together with the special stock appreciation right provided under Paragraph 7(b), shall be neither transferable nor assignable by Optionee other than by will or by the laws of descent and distribution following Optionee's death and may be exercised, during Optionee's lifetime, only by Optionee. However, this option may also be assigned in whole or in part during Optionee's lifetime in accordance with the terms of a Qualified Domestic Relations Order. The assigned portion shall be exercisable only by the person or persons who acquire a proprietary interest in the option pursuant to such Qualified Domestic Relations Order. The terms applicable to the assigned portion shall be the same as those in effect for this option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Board may deem appropriate.

          5.   EXERCISABILITY/VESTING.

               (a) This option shall be immediately exercisable for any or all of the Option Shares, whether or not the Option Shares are vested in accordance with the Vesting Schedule and shall remain so exercisable until the Expiration Date or sooner termination of the option term under Paragraph 5, 6 or 7.

               (b) Optionee shall, in accordance with the Vesting Schedule, vest in the Option Shares in one or more installments over his or her period of Board service. Vesting in the Option Shares may be accelerated pursuant to the provisions of Paragraph 5, 6 or 7. In no event, however, shall any additional Option Shares vest following Optionee's cessation of service as a Board member.

          6. CESSATION OF BOARD SERVICE. Should Optionee's service as a Board member cease while this option remains outstanding, then the option term specified in Paragraph 2 shall terminate (and this option shall cease to be outstanding) prior to the Expiration Date in accordance with the following provisions:

               (a) Should Optionee cease to serve as a Board member for any reason (other than death or Permanent Disability) while holding this option, then the period for exercising this option shall be reduced to a three (3)-month period (commencing with the date of such cessation of Board service), but in no event shall this option be exercisable at any time after the Expiration Date. During such limited period of exercisability, this option may not be exercised in the aggregate for more than the number of Option Shares (if any) in which Optionee is vested on the date Optionee ceases service as a Board member. Upon the EARLIER of (i) the expiration of such three (3)-month period or (ii) the specified Expiration Date, the option shall terminate and cease to be exercisable with respect to any vested Option Shares for which the option has not been exercised.

               (b) Should Optionee die during the three (3)-month period following his or her cessation of Board service, then the personal representative of Optionee's estate or the person or persons to whom the option is transferred pursuant to Optionee's will or in accordance with the laws of descent and distribution shall have the right to exercise this option for any or all of the Option Shares in which Optionee is vested at the time of Optionee's cessation of Board service (less any Option Shares purchased by Optionee after such cessation of Board service but prior to death). Such right of exercise shall terminate, and this option shall accordingly cease to be exercisable for such vested Option Shares, upon the EARLIER of (i) the expiration of the three
(3)-year period measured from the date of Optionee's death or (ii) the specified Expiration Date.

               (c) Should Optionee cease service as a Board member by reason of death or Permanent Disability, then Optionee (or the personal representative of Optionee's estate or the person or persons to whom the option is transferred upon Optionee's death) shall have the right to exercise this option for any or all of the Option Shares, to the extent vested on the date of cessation of service, at any time prior to the EARLIER of (i) the expiration of the twelve
(12)-month period measured from the date of Optionee's cessation of Board service by reason of Permanent Disability or the expiration of the three
(3)-year period measured from the date of Optionee's death or (ii) the specified Expiration Date.

               (d) Upon Optionee's cessation of Board service for any reason, this option shall immediately terminate and cease to be outstanding with respect to any and all Option Shares in which Optionee is not otherwise at that time vested in accordance with the normal Vesting Schedule or the special vesting acceleration provisions of Paragraph 6 or 7 below.

               (e) In the event of a Corporate Transaction or Change in Control, the provisions of Paragraph 6 or 7 shall govern the period for which this option is to remain exercisable following Optionee's cessation of Board service and shall supersede any provisions to the contrary in this paragraph.

          7.   CORPORATE TRANSACTION.

               (a) In the event of a Corporate Transaction, all Option Shares at the time subject to this option but not otherwise vested shall automatically vest so that this option shall, immediately prior to the effective date of such Corporate Transaction, become exercisable for any or all of the Option Shares as fully-vested shares of Common Stock. Immediately following the Corporate Transaction, this option shall terminate and cease to be exercisable except to the extent assumed by the successor corporation (or parent thereof) in connection with such Corporate Transaction.

               (b) If this option is assumed in connection with a Corporate Transaction, then this option shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to Optionee in consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction, and appropriate adjustments shall also be made to the Exercise Price, PROVIDED the aggregate Exercise
Price shall remain the same.

               (c) This Agreement shall not in any way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

          8.   CHANGE IN CONTROL/HOSTILE TAKE-OVER.

               (a) All Option Shares subject to this option at the time of a Change in Control but not otherwise vested shall automatically vest so that this option shall, immediately prior to the effective date of such Change in Control, become fully exercisable for all of the Option Shares at the time subject to this option and may be exercised for all or any portion of such shares as fully-vested shares of Common Stock. This option shall remain exercisable for such fully-vested Option Shares until the earliest to occur of (i) the Expiration Date, (ii) the sooner termination of this option in accordance with Paragraph 5 or 6 or (iii) the surrender of the option in connection with a Hostile Take-Over.

               (b)  Provided this option has been outstanding for at least six
(6) months prior to the occurrence of a Hostile Take-Over, Optionee shall have the unconditional right (exercisable during the thirty (30)-day period immediately following the consummation of such Hostile Take-Over) to surrender this option to the Corporation in exchange for a cash distribution from the Corporation in an amount equal to the excess of (i) the Take-Over Price of the Option Shares at the time subject to the surrendered option (whether or not those Option Shares are otherwise at the time vested) over (ii) the aggregate Exercise Price payable for such shares. This Paragraph 7(b) limited stock appreciation right shall in all events terminate upon the expiration or sooner termination of the option term and may not be assigned or transferred by Optionee.

               (c) To exercise the Paragraph 7(b) limited stock appreciation right, Optionee must, during the applicable thirty (30)-day exercise period, provide the Corporation with written notice of the option surrender in which there is specified the number of Option Shares as to which the Option is being surrendered. Such notice must be accompanied by the return of Optionee's copy of this Agreement, together with any written amendments to such Agreement. The cash distribution shall be paid to Optionee within five (5) days following such delivery date, and no approval or consent of the Board shall be required in connection with such option surrender and cash distribution. Upon receipt of such cash distribution, this option shall be cancelled with respect to the Option Shares subject to the surrendered option (or the surrendered portion) and Optionee shall cease to have any further right to acquire those Option Shares under this Agreement. The option shall, however, remain outstanding for the balance of the Option Shares (if any) in accordance with the terms of this Agreement, and the Corporation shall issue a new stock option agreement (substantially in the same form as this Agreement) for those remaining Option Shares.

          9. ADJUSTMENT IN OPTION SHARES. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, appropriate adjustments shall be made to (i) the total number and/or class of securities subject to this option and (ii) the Exercise Price in order to reflect such change and thereby preclude a dilution or enlargement of benefits hereunder.

          10. STOCKHOLDER RIGHTS. The holder of this option shall not have any stockholder rights with respect to the Option Shares until such person shall have exercised the option, paid the Exercise Price and become a holder of record of the purchased shares.

          11.  MANNER OF EXERCISING OPTION.

               (a) In order to exercise this option with respect to all or any part of the Option Shares for which this option is at the time exercisable, Optionee (or any other person or persons exercising the option) must take the following actions:

                    i) To the extent the option is exercised for vested Option Shares, execute and deliver to the Corporation a Notice of Exercise for the Option Shares for which the option is exercised. To the extent this option is exercised for unvested Option Shares, execute and deliver to the Corporation a Purchase Agreement.

                    ii) Pay the aggregate Exercise Price for the purchased shares in one or more of the following forms:

                         (1)  cash or check made payable to the
Corporation,

                         (2)  shares of Common Stock held by
Optionee (or any other person or persons exercising the option) for at least six (6) months and valued at Fair Market Value on the Exercise Date, or

                         (3)  to the extent the option is exercised
for vested Option Shares, through a special sale and remittance procedure pursuant to which Optionee (or any other person or persons exercising the option) shall concurrently provide irrevocable written instructions (I) to a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Exercise Price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Corporation by reason of such exercise and (II) to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

     EXCEPT TO THE EXTENT THE SALE AND REMITTANCE PROCEDURE IS
UTILIZED IN CONNECTION WITH THE OPTION EXERCISE, PAYMENT OF THE
EXERCISE PRICE MUST

ACCOMPANY THE NOTICE OF EXERCISE (OR THE PURCHASE AGREEMENT)
DELIVERED TO THE CORPORATION IN CONNECTION WITH THE OPTION
EXERCISE.

                    iii) Furnish to the Corporation appropriate documentation that the person or persons exercising the option (if other than Optionee) have the right to exercise this option.

               (b) As soon after the Exercise Date as practical, the Corporation shall issue to or on behalf of Optionee (or any other person or persons exercising this option) a certificate for the purchased Option Shares, with the appropriate legends affixed thereto. To the extent any such Option Shares are unvested, the certificates for those Option Shares shall be endorsed with an appropriate legend evidencing the Corporation's repurchase rights and may be held in escrow with the Corporation until such shares vest.

               (c) In no event may this option be exercised for any fractional shares.

          12.  COMPLIANCE WITH LAWS AND REGULATIONS.

               (a) The exercise of this option and the issuance of the Option Shares upon such exercise shall be subject to compliance by the Corporation and Optionee with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange (or the Nasdaq National Market, if applicable) on which the Common Stock may be listed for trading at the time of such exercise and issuance.

               (b) The inability of the Corporation to obtain approval from any regulatory body having authority deemed by the Corporation to be necessary to the lawful issuance and sale of any Common Stock pursuant to this option shall relieve the Corporation of any liability with respect to the non-issuance or sale of the Common Stock as to which such approval shall not have been obtained. The Corporation, however, shall use its best efforts to obtain all such approvals.

          13. SUCCESSORS AND ASSIGNS. Except to the extent otherwise provided in Paragraph 3 or 6, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Corporation and its successors and assigns and Optionee, Optionee's assigns and the legal representatives, heirs and legatees of Optionee's estate.

          14. NOTICES. Any notice required to be given or delivered to the Corporation under the terms of this Agreement shall be in writing and addressed to the Corporation at its principal corporate offices. Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the address indicated below Optionee's signature line on the Grant Notice. All notices shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

          15. CONSTRUCTION. This Agreement and the option evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the terms of the Plan.

          16. GOVERNING LAW. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of California without resort to that State's conflict-of-laws rules.

                                   EXHIBIT I

                               NOTICE OF EXERCISE

          I hereby notify Conductus, Inc. (the "Corporation") that I elect to purchase _________ shares of the Corporation's Common Stock (the "Purchased Shares") at the option exercise price of $_________ per share (the "Exercise Price") pursuant to that certain option (the "Option") granted to me under Stock Option Agreement dated November 12, 1997.

          Concurrently with the delivery of this Exercise Notice to the Corporation, I shall hereby pay to the Corporation the Exercise Price for the Purchased Shares in accordance with the provisions of my agreement with the Corporation (or other documents) evidencing the Option and shall deliver whatever additional documents may be required by such agreement as a condition for exercise. Alternatively, I may utilize the special broker-dealer sale and remittance procedure specified in my agreement to effect payment of the Exercise Price for any Purchased Shares in which I am vested at the time of exercise of the Option.


________________, 199_
Date


                                           ____________________________________
                                           Optionee

                                           Address: ___________________________

                                           ____________________________________

Print name in exact manner
it is to appear on the
stock certificate:                         ____________________________________

Address to which certificate
is to be sent, if different
from address above:                        ____________________________________

                                           ____________________________________

Social Security Number:                    ____________________________________

                                       APPENDIX

          THE FOLLOWING DEFINITIONS SHALL BE IN EFFECT UNDER THE AGREEMENT:

     A.   AGREEMENT shall mean this  Stock Option Agreement.

     B.   BOARD shall mean the Corporation's Board of Directors.

     C. CHANGE IN CONTROL shall mean a change in ownership or control of the Corporation effected through either of the following transactions:

          (i) the acquisition, directly or indirectly, by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders which the Board does not recommend such stockholders to accept, or

         (ii) a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or
     (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination.

     D.  CODE shall mean the Internal Revenue Code of 1986, as amended.

     E.  COMMON STOCK shall mean the Corporation's common stock.

     F. CORPORATE TRANSACTION shall mean either of the following stockholder-approved transactions to which the Corporation is a party:

         (i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or

         (ii) the sale, transfer or other disposition of all or substantially all of the Corporation's assets in complete liquidation or dissolution of the Corporation.

     G.  CORPORATION shall mean Conductus, Inc., a Delaware corporation.

     H. DOMESTIC RELATIONS ORDER shall mean any judgment, decree or order (including approval of a property settlement agreement) which provides or otherwise conveys, pursuant to applicable State domestic relations laws (including community property laws), marital property rights to any spouse or former spouse of Optionee.

     I. EXERCISE DATE shall mean the date on which the option shall have been exercised in accordance with Paragraph 10 of the Agreement.

     J. EXERCISE PRICE shall mean the exercise price per share as specified in the Grant Notice.

     K. EXPIRATION DATE shall mean the date on which the option expires as specified in the Grant Notice.

     L. FAIR MARKET VALUE per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

         (i) If the Common Stock is not at the time listed or admitted to trading on any stock exchange but is traded on the Nasdaq National Market, the fair market value shall be the closing price of one share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers through its Nasdaq system or any successor system. If there is no closing price for the Common Stock on the date in question, then the closing price on the last preceding date for which such quotation exists shall be determinative of fair market value.


         (ii) If the Common Stock is at the time listed or admitted to trading on any national stock exchange, then the fair market value shall be the closing selling price per share of Common Stock on the date in question on the stock exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no reported sale of Common Stock on such exchange on the date in question, then the fair market value shall be the closing selling price on the exchange on the last preceding date for which such quotation exists.

     M. GRANT DATE shall mean the date of grant of the option as specified in the Grant Notice.

     N. GRANT NOTICE shall mean the Notice of Grant of Stock Option accompanying the Agreement, pursuant to which Optionee has been informed of the basic terms of the option evidenced hereby.

     O. HOSTILE TAKE-OVER shall mean a change in ownership of the Corporation effected through the following transaction:

         (i) the acquisition, directly or indirectly, by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders which the Board does not recommend such stockholders to accept, AND

         (ii) more than fifty percent (50%) of the acquired securities are accepted from persons other than the officers and directors of the Corporation subject to the short-swing profit restrictions of Section 16 of the 1934 Act.

     P.   1934 ACT shall mean the Securities Exchange Act of 1934, as amended.

     Q. NON-STATUTORY OPTION shall mean an option not intended to satisfy the requirements of Code Section 422.

     R.   NOTICE OF EXERCISE shall mean the notice of exercise in the form of
Exhibit I.

     S. OPTION SHARES shall mean the number of shares of Common Stock subject to the option.

     T. OPTIONEE shall mean the person to whom the option is granted as specified in the Grant Notice.

     U. PERMANENT DISABILITY shall mean the inability of Optionee to perform his or her usual duties as a member of the Board by reason of any medically determinable physical or mental impairment which is expected to result in death or has lasted or can be expected to last for a continuous period of twelve (12) months or more.

     V. PURCHASE AGREEMENT shall mean the stock purchase agreement (in form and substance satisfactory to the Corporation) which grants the Corporation the right to repurchase, at the Exercise Price, any and all unvested Option Shares held by Optionee at the time of Optionee's cessation of Board service and which precludes the sale, transfer or other disposition of any purchased Option Shares while subject to such repurchase right.

     W. QUALIFIED DOMESTIC RELATIONS ORDER shall mean a Domestic Relations Order which substantially complies with the requirements of Code Section 414(p). The Corporation shall have the sole discretion to determine whether a Domestic Relations Order is a Qualified Domestic Relations Order.

     X. STOCK EXCHANGE shall mean the American Stock Exchange or the New York Stock Exchange.

     Y. TAKE-OVER PRICE shall mean the GREATER of (i) the Fair Market Value per share of Common Stock on the date the option is surrendered to the Corporation in connection with a

Hostile Take-Over or (ii) the highest reported price per share of Common Stock paid by the tender offeror in effecting the Hostile Take-Over.

     Z. VESTING SCHEDULE shall mean the vesting schedule specified in the Grant Notice.

                                                                      EXHIBIT B


                                   CONDUCTUS, INC.



                ______________________________________________________

                        OPTIONS GRANTED UNDER OPTION EXCHANGE

                                 TO MARTIN A. KAPLAN

                                SUMMARY AND PROSPECTUS
                ______________________________________________________

                                  TABLE OF CONTENTS

                                                                                 PAGE

INFORMATION REGARDING THE OPTION . . . . . . . . . . . . . . . . . . . . . . . . . .3
     1. General Information. . . . . . . . . . . . . . . . . . . . . . . . . . . . .3
     2. Securities to be Offered . . . . . . . . . . . . . . . . . . . . . . . . . .3
     3. Term; Vesting. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .3
     4. Exercise of Option . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4
     5. Exercise Price and Payment . . . . . . . . . . . . . . . . . . . . . . . . .4
     6. Early Termination of Option. . . . . . . . . . . . . . . . . . . . . . . . .4
     7. Corporate Transaction. . . . . . . . . . . . . . . . . . . . . . . . . . . .5
     8. Change in control of the Company . . . . . . . . . . . . . . . . . . . . . .5
     9. Hostile Takeover . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6
     10. Transfer Restriction. . . . . . . . . . . . . . . . . . . . . . . . . . . .6
     11. Stockholder Rights. . . . . . . . . . . . . . . . . . . . . . . . . . . . .7
     12. Disposition of Option Shares. . . . . . . . . . . . . . . . . . . . . . . .7
     13. Reporting Requirements. . . . . . . . . . . . . . . . . . . . . . . . . . .8
     14. What restrictions apply if I am an affiliate? . . . . . . . . . . . . . . .8

QUESTIONS AND ANSWERS ON FEDERAL TAX CONSEQUENCES. . . . . . . . . . . . . . . . . .9

          T1. Did the grant of my Option result in Federal income tax liability to me? . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .9
          T2. Will the exercise of a Non-Statutory Option result in Federal income tax liability to me?. . . . . . . . . . . . . . . . . . . . . . . . .9
          T3. What if the shares purchased under a Non-Statutory Option are subject to a substantial risk of forfeiture, such as the Company's repurchase rights?. . . . . . . . . . . . . . . . . . . . . . . . . 10
          T4. What is the effect of making a Section 83(b) election? . . . . . . . 10
          T5. Will I recognize additional income when I sell shares acquired under a Non-Statutory Option? . . . . . . . . . . . . . . . . . . . 10
          T6. What are the consequences of paying the exercise price of a
               Non-Statutory Option in the form of Common Stock previously acquired upon the exercise of Options or through open-market purchases?. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
          T7. What are the Federal tax consequences to the Company?. . . . . . . . 11

Restricted Share . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11

          T1. Will a restricted share award or purchase result in Federal income tax liability to me?. . . . . . . . . . . . . . . . . . . . . . . . 11

          T2. Will the vesting of shares under a restricted share award result in
               Federal income tax liability to me? . . . . . . . . . . . . . . . . 11
          T3. What is the effect of making a Section 83(b) election? . . . . . . . 12

          T4. What are the Federal tax consequences to me if I receive a dividend on the restricted shares?. . . . . . . . . . . . . . . . . 12
          T5. What are the Federal tax consequences to the Company?. . . . . . . . 12
          T6. What is the alternative minimum tax? . . . . . . . . . . . . . . . . 13
          T7. How is the alternative minimum taxable income calculated?. . . . . . 13
          T8. What is the allowable exemption amount . . . . . . . . . . . . . . . 13
          T9. Is the spread on an Incentive Option at the time of exercise normally included in alternative minimum taxable income?. . . . . . 13
          T10. How will the payment of alternative minimum taxes in one year affect the calculation of my tax liability in a later year? . . . . 13


THIS DOCUMENT CONSTITUTES PART OF THE OFFICIAL PROSPECTUS COVERING SECURITIES THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.

          Conductus, Inc. (the "Corporation") is offering shares of its common stock to you pursuant to a stock option (the "Option") granted by the disinterested members of the Board of Directors of the Corporation in exchange for your surrender of rights under that Automatic Option Grant dated July 1, 1996. Federal securities laws require that corporations making public stock offerings under registration statements filed with the Securities and Exchange Commission provide a copy of a prospectus to all prospective purchasers. The prospectus is designed to enable a prospective investor to make an informed decision as to the merits of an investment in the Corporation.

          This Summary and Prospectus is a description of the principal terms and conditions of the Option.

                         INFORMATION REGARDING THE OPTION

     1.   GENERAL INFORMATION

          The Option was granted to you on November __, 1997 in consideration for your surrender of the Initial Automatic Option Grant dated July 1, 1996. The Option grants you the right to purchase shares of the Corporation's common stock (the "Common Stock") at a specified exercise price. The terms and conditions of the Option are set forth in the written Notice of Grant of Stock Option and Stock Option Agreement evidencing the Option.

          The Option is NOT subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA) or Section 401(a) of the Internal Revenue Code.

     2.   SECURITIES TO BE OFFERED

          You can purchase up to 15,000 shares of Common Stock under the Option. The Common Stock will be made available either from authorized but unissued shares of Common Stock, or from shares of Common Stock reacquired by the Corporation, including shares repurchased on the open market.

          In the event there should be any change in the outstanding Common Stock by reason of a stock dividend, stock split, recapitalization, combination of shares or other change affecting the outstanding Common Stock as a class without receipt of consideration, appropriate adjustments will automatically be made to the number and/or class of shares and the exercise price per share in effect under the Option in order to preclude the dilution or enlargement of benefits thereunder.

     3.   TERM; VESTING

          The Option has a term of ten (10) years from the vesting commencement date and will terminate on July 1, 2006. Your Option is immediately exercisable, subject to a repurchase right that expires on the schedule set forth in the Notice of Grant. The Option will continue to vest only so long as you continue as a member of the Board of Directors of the Corporation. However, the vesting of the option shares under the Option grant will be subject to acceleration upon an acquisition or other change in control of the Corporation. See the section below titled "Early Termination of Option."

     4.   EXERCISE OF OPTION

          To exercise your Option, you must deliver an executed Notice of Exercise to the Stock Administrator at the Corporation's principal offices in Sunnyvale, California. The notice must specify the number of shares to be purchased under the option and must be accompanied by appropriate proof that the person exercising the option, if other than you, has the right to effect the exercise. The extent that you exercise the Option for unvested shares, you must also deliver a signed stock purchase agreement (in form and substance satisfactory to the Corporation) which evidences the Corporation's right to repurchase those unvested shares, at the exercise price paid per share, upon your cessation of Board service prior to vesting in those shares and which precludes the sale or other transfer of those shares while they remain subject to such repurchase right.

     5.   EXERCISE PRICE AND PAYMENT

          The exercise price is $6.50 per share of Common Stock. The exercise price for the number of shares you wish to purchase must be paid at the time you exercise the Option. You may pay (i) in cash or check payable to the Corporation or (ii) by delivery of shares of Common Stock. Any shares delivered in payment of the exercise price must have been held for at least six (6) months and will be valued at fair market value (see section below titled "Valuation") on the exercise date. You will be required to satisfy all applicable income and employment tax withholding requirements at that time. For information about the tax treatment applicable to your Option exercise, see the "Questions and Answers on Federal Tax Consequences" section below.

     6.   EARLY TERMINATION OF OPTION

          Following your cessation of Board Service you may exercise your outstanding Option for any or all shares for which the Option is vested on your termination date. You will have three (3) months following such termination in which to effect this exercise. However, you must in all events exercise your Option before July 1, 2006. Upon expiration of the three (3)-month period or (if earlier) upon the expiration date of the Option, the Option will terminate and cease to remain outstanding for all vested shares for which the option has not otherwise been exercised. In addition, if your cessation of Service is due to misconduct, your Option will terminate immediately.

          If you die while your Option is outstanding, the personal representative of your estate or the person or persons to whom the Option is transferred by the provisions of your will or the laws of inheritance following your death may exercise your Option for any or all of the shares for which the Option was vested on the date your Service terminated. The Option must be exercised by the EARLIER of (i) the expiration of the third anniversary of your death or (ii) the expiration date of the Option term.

          If you become permanently disabled and cease by reason thereof to remain in the Service of the Corporation, you will have a period of twelve (12) months from the date of such cessation of Service during which to exercise your Option for any or all of the shares for which the Option was vested on the date your Service terminated. In no event, however, may you exercise the Option after the specified expiration date of the Option term. For purposes of the Option, you will be deemed to be permanently disabled if you are unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) consecutive months or more.

     7.   CORPORATE TRANSACTION

          Upon the consummation of a Corporate Transaction, the Option will automatically become fully vested, then terminate and cease to be outstanding, unless it is assumed by the successor or corporation or its parent.

          A Corporate Transaction is defined under the Option as:

          - a merger or consolidation in which the Corporation is not the surviving entity, except for a transaction the principal purpose of which is to change the State in which the Corporation is incorporated,

          - the sale, transfer or other disposition of all or substantially all of the assets of the Corporation in liquidation or dissolution of the Corporation, or

          - any reverse merger in which the Corporation is the surviving entity, but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to holders different from those who held such securities immediately prior to such merger.

          If the Option is assumed, the Option will, immediately after the Corporate Transaction, be appropriately adjusted to apply and pertain to the number and class of securities which would have been issuable in completion of the Corporate Transaction, to an actual holder of the same number of shares of Common Stock as are subject to the Option immediately prior to the Corporate Transaction. Appropriate adjustments will also be made to the exercise price payable per share, PROVIDED the aggregate exercise price will remain the same.

     8.   CHANGE IN CONTROL OF THE COMPANY

          In the event of a Change in Control, the Option will automatically accelerate so that it will, immediately prior to the specified effective date of the Corporate Transaction, become fully exercisable for the total number of shares of Common Stock at the time subject to the Option and may be exercised for all or any portion of such shares.

          Each option accelerated in connection with such a Change in Control will remain fully exercisable until such option expires or terminates.

     9.   HOSTILE TAKEOVER

          Upon the occurrence of a Hostile Take-Over (as defined below), you will have a thirty (30) day period immediately following such Hostile Take-Over in which to surrender the Option, provided you have held the Option for at least six (6) months from the vesting date, in return for a cash distribution from the Company. The distribution will be in an amount per share of Common Stock subject to the cancelled option (whether or not the optionee is otherwise at the time vested in those shares) equal to the Take-Over Price per share less the option exercise price payable per share. The Take-Over Price per share will be deemed to be equal to the greater of (a) the fair market value per share of Common Stock on the option surrender date, or (b) the highest reported price per share of Common Stock paid in effecting such Hostile Take-Over. The cash distribution payable upon such option surrender will be made to you within five
(5) days following the option surrender date.

          A Hostile Take-Over will be deemed to occur in the event of:

          (i) the acquisition, directly or indirectly, by any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities pursuant to a tender or exchange offer made directly to the Company's stockholders which the Board does not recommend such stockholders to accept, AND

          (2) more than fifty percent (50%) of the securities so acquired are accepted from persons other than the officers and directors of the Company subject to the short-swing profit restrictions of Section 16 of the 1934 Act.

          The shares of Common Stock subject to each option surrendered in connection with the Hostile Take-Over will not be available for subsequent issuance under the Stock Plan.

     10.  TRANSFER RESTRICTION

          Your Option cannot be assigned or transferred, except by the provisions of your will or the laws of inheritance following your death.

     11.  STOCKHOLDER RIGHTS

          You will not have the rights of a stockholder with respect to the shares covered by the Option until you exercise the Option and pay the exercise price.

     12.  DISPOSITION OF OPTION SHARES

          As a member of the Board, you are subject to the short-swing profit restrictions of the Federal securities laws. Section 16(b) of the 1934 Act requires the Corporation to recover any profit realized by certain officers and any director or beneficial owner of ten percent (10%) or more of the outstanding Common Stock (a "Section 16 Insider") from any purchase and sale, or sale and purchase, of such Common Stock made within a period of less than six (6) months.

          The Securities and Exchange Commission (the "SEC") has issued a series of rules which govern the short-swing liability treatment of certain transactions effected by a Section 16 Insider with respect to stock options.
The application of these rules to various Option transactions may be summarized as follows:

          GRANT OF OPTION. The receipt of an option grant will be an exempt transaction and will not be treated as a "purchase" of the underlying option shares for short-swing liability purposes, if the grant has "Section 16 Approval." This means that the grant is approved by:

          (i)  the Board,

          (ii) the Plan Administrator, OR

          (iii)     the stockholders.

          If the option grant has not received Section 16 Approval, the grant is still exempt if the shares acquired under the option are not sold until at least six (6) months after the grant of the option. Should this six-month requirement not be satisfied, then the option grant will be treated as a "purchase" of the option shares retroactive to the grant date. Such purchase will be matched, for short-swing liability purposes, with any sales of Common Stock made within six
(6) months before or after the grant date of the option.

          OPTION EXERCISE BY PAYING CASH OR THROUGH SAME-DAY SALE. The exercise of an option will be an exempt transaction and will not be treated as a "purchase" of the acquired shares for short-swing liability purposes, if the original option grant received Section 16 Approval. If the Section 16 Approval requirements have not been met, then the exercise of an option is still an exempt transaction, UNLESS the market price of the Common Stock at the time the option is exercised is lower than the exercise price paid for the shares.

          OPTION EXERCISE BY DELIVERY OF SHARES. The delivery of Common Stock in payment of the exercise price and the exercise of the option will be an exempt transaction for short-swing liability purposes if the original option grant (including the feature permitting the delivery of shares) or the exercise received Section 16 Approval.

          OPTION EXERCISE BY STOCK WITHHOLDING. The exercise of an option and payment of the exercise price and/or applicable withholding taxes by the withholding of a portion of the Common Stock otherwise issuable to the Section 16 Insider by the Company is exempt if the original option grant (including the stock withholding feature) or the exercise received Section 16 Approval.

          AWARD OF COMMON STOCK. The award of Common Stock by the Company for services rendered to the Company, a Parent or Subsidiary is exempt if such award received Section 16 Approval or the shares of Common Stock acquired were held for at least six (6) months prior to their disposition.

          FORFEITURE OF UNVESTED SHARES. The surrender of unvested shares of Common Stock to the Company for cancellation or expiration without any cash payment or other consideration to the participant will not be deemed a "sale" of those shares for short-swing liability purposes, if the original grant received
Section 16 Approval.

          SALE OF SHARES. The sale of Common Stock acquired by a Section 16 Insider under the Plan will be treated as a "sale" transaction for short-swing liability purposes and will be matched with any non-exempt purchases of Common Stock (e.g., open-market purchases) made by the Section 16 Insider within six
(6) months before or after the date of such sale.

     13.  REPORTING REQUIREMENTS

          Each of the following Plan transactions involving a Section 16 Insider must be reported on the annual Form 5 required to be filed by such individual within 45 days after the close of the Company's fiscal year in which such transaction occurs and may be reported on any earlier-filed Form 4:

          *    Receipt of option grant
          *    Receipt of stock award
          *    Forfeiture of restricted stock

          The following transactions must be reported on a Form 4 filed within ten days after the close of the calendar month in which the transaction is effected:

          *    Exercise of option (1)
          * Withholding or delivery of shares to satisfy tax withholding obligations
          *    Sale of shares

          The surrender of options for cancellation or the expiration of options for no consideration does not have to be reported.

     14.  WHAT RESTRICTIONS APPLY IF I AM AN AFFILIATE?

-----------------
(1) If an option grant has not been reported, such grant must be reported on the same Form 4 on which the option exercise is reported.

          In general, executive officers and other persons with power to manage and direct the policies of the Company, relatives of these persons and trusts, estates, corporations or other entities controlled by any of these persons or their relatives may be deemed to be affiliates of the Company. Affiliates of the Company are obligated to resell their Common Stock in compliance with SEC Rule 144. This rule requires such sales to be effected in "broker's transactions," as defined in the rule, and a written notice of each sale must be filed with the SEC at the time of such sale. The rule also limits the number of shares which may be sold in any three (3)-month period to the greater of (a) one percent (1%) of the outstanding Common Stock or (b) the average weekly reported volume of trading in such shares on all securities exchanges during the four (4) calendar weeks preceding the filing of the required notice of proposed sale. However, the holding period requirement of Rule 144 will not be applicable to any Common Stock acquired under the Plan.

          SALE OF SHARES. The sale of shares acquired by you upon exercise of the Option will be treated as a sale for short-swing liability purposes and will be matchable against any non-exempt purchases of Common Stock (e.g., open-market purchases) made by you within six (6) months before or after the sale date.

          REPORTING REQUIREMENTS. The exercise of the Option must be reported on the next Form 4 or 5 otherwise required of you as a Section 16 Insider, but may be reported on any earlier-filed Form 4. The delivery of shares in payment of the Option price must be reported on the annual For 5 and may be reported on any earlier-filed Form 4. The sale of Common Stock must be reported on a Form 4 filed within ten (10) days after the close of the calendar month in which the sale is effected.

          ACCORDINGLY, YOU SHOULD CONSULT WITH COUNSEL BEFORE OFFERING FOR SALE ANY SHARES OF COMMON STOCK ACQUIRED UNDER THE OPTION IN ORDER TO ASSURE YOUR COMPLIANCE WITH RULE 144, SECTION 16 AND ALL OTHER APPLICABLE PROVISIONS OF FEDERAL AND STATE SECURITIES LAWS.

              QUESTIONS AND ANSWERS ON FEDERAL TAX CONSEQUENCES

          The following is a general description of the Federal income tax consequences of the Option. State and local tax treatment, which is not discussed below, may vary from such Federal income tax treatment. You should consult with your own tax advisor as to the tax consequences of the grant and exercise of the Option.

          T1. DID THE GRANT OF MY OPTION RESULT IN FEDERAL INCOME TAX LIABILITY TO ME?

          No.

          T2. WILL THE EXERCISE OF A NON-STATUTORY OPTION RESULT IN FEDERAL INCOME TAX LIABILITY TO ME?

          Normally, you will recognize ordinary income in the year in which the Non-Statutory Option is exercised in an amount equal to the excess of (a) the fair market value of the purchased shares on the exercise date over (b) the exercise price paid for those shares. This income will be reported by the Company on your W-2 wage statement for the year of exercise, and you will be required to satisfy the tax withholding requirements applicable to this income if you are an employee or former employee.

          T3. WHAT IF THE SHARES PURCHASED UNDER A NON-STATUTORY OPTION ARE SUBJECT TO A SUBSTANTIAL RISK OF FORFEITURE, SUCH AS THE COMPANY'S REPURCHASE RIGHTS?

          If the shares you purchase under a Non-Statutory Option are subject to a substantial risk of forfeiture, such as the Company's right to repurchase those shares at the original exercise price upon your termination of service prior to vesting in those shares, then you will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when the Company's repurchase rights lapse, an amount equal to the excess of (a) the fair market value of the shares on the date they vest over (b) the exercise price paid for the shares. In addition, the holding period for determining whether any additional gain (upon a subsequent disposition of the shares) is a long-term, mid-term or short-term capital gain will not commence until the repurchase rights start to lapse.

          If you purchase shares subject to a substantial risk of forfeiture, you may elect under Code Section 83(b) to recognize income at the time of exercise (see Question T4). If such an election is made, you will not recognize any additional income with respect to your shares until the shares are sold or otherwise transferred in a taxable transaction.

          T4.  WHAT IS THE EFFECT OF MAKING A SECTION 83(b) ELECTION?

          If you purchase shares subject to the Company's repurchase right or other substantial risk of forfeiture, you may elect under Code Section 83(b) to include as ordinary income in the year of exercise an amount equal to the excess of (a) the fair market value of the purchased shares on the exercise date over
(b) the exercise price paid for the shares. The fair market value of the purchased shares will be determined as if the shares were not subject to the Company's repurchase right or other risk of forfeiture. If you make a Section 83(b) election, you will not recognize any additional income when the Company's repurchase right or other forfeiture risk subsequently lapses.

          The Section 83(b) election must be filed with the Internal Revenue Service within 30 days following the date the option is exercised. Any ordinary income resulting from the election will be subject to applicable tax withholding requirements if you are an employee or former employee. The election generally is not revocable and cannot be made after the 30-day period has expired.

          T5. WILL I RECOGNIZE ADDITIONAL INCOME WHEN I SELL SHARES ACQUIRED UNDER A NON-STATUTORY OPTION?

          Yes. You will recognize a capital gain to the extent the amount realized upon the sale of such shares exceeds their fair market value at the time of exercise. The capital gain will be long-term if you held the shares more than 18 months, mid-term if you held the shares more than one year but not more than 18 months, and short-term if you held the shares not more than one year. A capital loss will result to the extent the amount realized upon the sale is less than such fair market value. The holding period normally starts at the time the Non-Statutory Option is exercised.

          T6. WHAT ARE THE CONSEQUENCES OF PAYING THE EXERCISE PRICE OF A NON-STATUTORY OPTION IN THE FORM OF COMMON STOCK PREVIOUSLY ACQUIRED UPON THE EXERCISE OF OPTIONS OR THROUGH OPEN-MARKET PURCHASES?

          You will not recognize any taxable income to the extent the Common Stock received upon the exercise of the Non-Statutory Option equals in number the shares of Common Stock delivered in payment of the exercise price. For Federal income tax purposes, these newly acquired shares will have the same basis and capital gain holding period as the delivered shares.

          The additional shares of Common Stock received upon the exercise of the Non-Statutory Option will, in general, have to be reported as ordinary income for the year of exercise in an amount equal to their fair market value on the exercise date. These additional shares will have a tax basis equal to such fair market value and a capital gain holding period measured (in general) from the exercise date.

          T7.  WHAT ARE THE FEDERAL TAX CONSEQUENCES TO THE COMPANY?

          The Company will be entitled to an income tax deduction equal to the amount of ordinary income you recognize in connection with the exercise of a Non-Statutory Option. The deduction will, in general, be allowed for the taxable year of the Company in which you recognize such ordinary income.

                               RESTRICTED SHARE

          T1. WILL A RESTRICTED SHARE AWARD OR PURCHASE RESULT IN FEDERAL INCOME TAX LIABILITY TO ME?

          Restricted shares are shares that are subject to a vesting schedule (or some other substantial risk of forfeiture). If you separate from service before vesting in your shares, the shares are forfeited and revert to the Company. If you paid for the shares, the purchase price will be refunded. Generally, you will not recognize taxable income at the time of an award or purchase of restricted shares. However, you may make an election under Code
Section 83(b) to be taxed at the time of the award (see Question T22).

          T2. WILL THE VESTING OF SHARES UNDER A RESTRICTED SHARE AWARD RESULT IN FEDERAL INCOME TAX LIABILITY TO ME?

          If you did not elect under Code Section 83(b) to recognize income at the time of the award or purchase, you will recognize taxable income at the time of vesting. The taxable income will be equal to the excess of the fair market value of the restricted shares at the time the shares VEST over the amount (if any) you paid for the restricted shares.

          T3.  WHAT IS THE EFFECT OF MAKING A SECTION 83(b) ELECTION?

          If you receive or purchase shares that remain subject to vesting, you may elect under Code Section 83(b) to include as ordinary income in the year of the award or purchase an amount equal to the excess of (a) the fair market value of the shares on the transfer date over (b) the purchase price (if any) paid for the shares. The fair market value of the purchased shares will be determined as if the shares were not subject to forfeiture. If you make the Section 83(b) election, you will not recognize any additional income when the shares vest.
Any appreciation in the value of the restricted shares after the award or purchase is not taxed as compensation, but instead is taxed as capital gain when the restricted shares are sold or transferred.

          If you make a Section 83(b) election and the restricted shares are later forfeited, you are not entitled to a tax deduction or a refund of the tax already paid.

          The Section 83(b) election must be filed with the Internal Revenue Service within 30 days following the date the shares are awarded or sold to you. Any ordinary income resulting from the election will be subject to applicable tax withholding requirements if you are an employee or former employee. The election generally is not revocable and cannot be made after the 30-day period has expired.

          T4. WHAT ARE THE FEDERAL TAX CONSEQUENCES TO ME IF I RECEIVE A DIVIDEND ON THE RESTRICTED SHARES?

          Dividends received by you on unvested restricted shares are treated as taxable compensation and are subject to withholding if you are an employee or former employee. The Company is entitled to a deduction equal to the amount of the dividends paid on unvested restricted shares.

          Dividends received on restricted shares subject to a Section 83(b) election are taxed as dividends instead of compensation.

          T5.  WHAT ARE THE FEDERAL TAX CONSEQUENCES TO THE COMPANY?

          The Company will be entitled to an income tax deduction equal to the amount of ordinary income you recognize in connection with a restricted share award. The deduction will generally be allowed for the taxable year of the Company in which you recognize such ordinary income.

                            ALTERNATIVE MINIMUM TAX
------------------------------------------------------------------------------

          T6.  WHAT IS THE ALTERNATIVE MINIMUM TAX?

          The alternative minimum tax is an alternative method of calculating the income tax you must pay each year in order to ensure that a minimum amount of tax is paid for the year. The first $175,000 ($87,500 for a married taxpayer filing a separate return) of your alternative minimum taxable income for the year over the allowable exemption amount is subject to alternative minimum taxation at the rate of 26%. The balance of your alternative minimum taxable income is subject to alternative minimum taxation at the rate of 28%. The alternative minimum tax will, however, be payable only to the extent that it exceeds your regular Federal income tax for the year (computed without regard to certain credits and special taxes).

          T7.  HOW IS THE ALTERNATIVE MINIMUM TAXABLE INCOME CALCULATED?

          Your alternative minimum taxable income is based upon your regular taxable income for the year, adjusted to (a) include certain additional items of income and tax preference and (b) disallow or limit certain deductions otherwise allowable for regular tax purposes.

          T8.  WHAT IS THE ALLOWABLE EXEMPTION AMOUNT

          The allowable exemption amount is $45,000 for a married taxpayer filing a joint return, $33,750 for an unmarried taxpayer and $22,500 for a married taxpayer filing a separate return. The allowable exemption amount is, however, reduced by 25CENTS for each $1.00 by which the individual's alternative minimum taxable income for the year exceeds $150,000 for a married taxpayer filing a joint return, $112,500 for an unmarried taxpayer, and $75,000 for a married taxpayer filing a separate return. Only your income in excess of the allowable exemption amount is taken into consideration when calculating the alternative minimum tax.

          T9. IS THE SPREAD ON AN INCENTIVE OPTION AT THE TIME OF EXERCISE NORMALLY INCLUDED IN ALTERNATIVE MINIMUM TAXABLE INCOME?

          Yes. The spread on an Incentive Option (the excess of the fair market value of the purchased shares at the time of exercise over the exercise price paid for those shares) is normally included in the optionee's alternative minimum taxable income at the time of exercise, whether or not the shares are subsequently made the subject of a disqualifying disposition. If there is a disposition of the Incentive Option shares in the year of exercise via an arm's length sale or exchange with an unrelated party, the alternative minimum taxable income is limited to the amount by which the amount realized upon the disposition of the shares exceeds the exercise price paid for the shares.

          T10. HOW WILL THE PAYMENT OF ALTERNATIVE MINIMUM TAXES IN ONE YEAR
               AFFECT THE CALCULATION OF MY TAX LIABILITY IN A LATER YEAR?

          If you pay alternative minimum taxes for one or more taxable years, the amount of the taxes so paid (subject to certain adjustments and reductions) will be applied as a partial credit against your regular tax liability (but not alternative minimum tax liability) for subsequent taxable years. In other words, you can use this credit only to the extent that your regular taxable income exceeds your alternative minimum taxable income.

          Upon the sale or other disposition of the purchased shares, whether in the year of exercise or in any subsequent taxable year, your basis for computing the gain for purposes of alternative minimum taxable income (but not regular taxable income) will include the amount of the option spread previously included in your alternative minimum taxable income. If you pay the regular tax in the year of disposition, your basis will NOT reflect the alternative minimum taxable income attributable to the exercise.

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THIS DOCUMENT CONSTITUTES PART OF THE OFFICIAL PROSPECTUS COVERING SECURITIES
THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.

                            COMPANY INFORMATION

          The Company is a Delaware corporation which maintains its principal executive offices at 969 West Maude Avenue, Sunnyvale, California 94086. The telephone number at the principal executive offices is (408) 523-9950. You may contact the Company at this address or telephone number for further information concerning the Plan and its administration.

          A copy of the Company's Annual Report to Stockholders for the most recent fiscal year will be furnished to each participant in the Plan, and additional copies will be furnished without charge to each participant upon written or oral request to the Corporate Secretary of the Company at its principal executive offices at 969 West Maude Avenue, Sunnyvale, California 94086, or upon telephoning the Company at its principal executive offices at
(408) 523-9950. In addition, any person receiving a copy of this Plan Summary and Prospectus may obtain without charge, upon written or oral request to the Corporate Secretary, a copy of any of the documents listed below, which are hereby incorporated by reference into this Plan Summary and Prospectus, other than certain exhibits to such documents:

    (a) The Company's Prospectus filed with the SEC pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "1933 Act"), in connection with Registration Statement No. 333-3815 on Form S-1 filed with the SEC on May 15, 1996, together with amendments thereto, in which there are set forth audited financial statements for the Company's year ended December 31, 1995;

    (b) All other reports filed pursuant to Section 13(a) or 15(d) of the 1934 Act since the end of the year covered by the document referred to in
          (a) above;

    (c) The Company's Registration Statement No. 0-19915 on Form 8-A filed with the SEC on March 6, 1992, and amended on July 6, 1993, pursuant to Section 12(b) of the 1934 Act, in which there is described the terms, rights and provisions applicable to the Company's outstanding stock; and

    (d) All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Plan Summary and Prospectus and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold.

          The Company will also deliver to each participant in the Plan who does not otherwise receive such materials a copy of all reports, proxy statements and other communications distributed to the Company's stockholders.